UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2025

Medalist Diversified REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 8436

Richmond, VA, 23226

(Address of principal executive offices)

(804) 338-7708

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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	ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 18, 2025, in connection with the completion of the acquisition discussed below, MDRR XXV Depositor 1, LLC, a Delaware limited liability company (the “Purchaser”), a wholly owned subsidiary of Medalist Diversified Holdings, LP, a Maryland limited partnership and the operating partnership (the “Operating Partnership”) of Medalist Diversified REIT, Inc. (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with Farmers and Merchants Bank of Long Beach (the “Lender”), for a line of credit in the maximum amount of $14,700,000 (the “Line of Credit”).

The Line of Credit is cross collateralized by the Company’s Citibank property (located at 3535 N. Central Avenue, Chicago, IL), Buffalo Wild Wings property (located at 2545 Scottsville Road, Bowling Green, KY) and United Rentals property (located at 376 NW Dan Tibbs Road, Hunstville, AL). Amounts outstanding under the Line of Credit bear interest at a floating rate of the prime rate announced by the Lender, subject to a floor rate of 6.25%. The interest rate is currently 7.25%.

In connection with the Loan Agreement, the Company and the Operating Partnership have agreed to unconditionally guaranty (the “Company Guaranty” and the “Operating Partnership Guaranty”) the payment and performance when due, whether at maturity, by acceleration or otherwise, of all indebtedness, liabilities, obligations, covenants and duties owed by the Purchaser to the Lender under or in connection with the Loan Agreement and any other documents related thereto. The Loan Agreement contains provisions, representations, warranties, covenants and indemnities that are customary and standard for secured debt on commercial properties.

The foregoing description of the Loan Agreement, the Company Guaranty and the Operating Partnership Guaranty are qualified in their entirety by reference to the Loan Agreement, Company Guaranty and Operating Partnership Guaranty,  copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K, respectively, and are incorporated by reference in this Item 1.01.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed in the Form 8-K filed with the Securities and Exchange Commission filed by the Company on June 11, 2025, on June 11, 2025, the Purchaser entered into a Purchase and Sale Agreement (the “Agreement”), with Drake Motor Partners Pensacola LLC, a Colorado limited liability company (the “Seller”), to acquire a 42,461 square foot, single story building on 3.498 acres of land located at 312 E. 9 Mile Road, Pensacola, Florida (the “Property”), and more particularly described in Exhibit A to the Agreement.

On July 18, 2025, the Purchaser closed on the acquisition. The total purchase price paid for the Property was $14,544,504. The sale was based on arm’s length negotiations with an unaffiliated seller. The acquisition was funded using the Line of Credit described above and the Property was pledged as part of the collateral.

The Property underwent extensive renovations immediately prior to the acquisition and a change of use from a trade college to an automotive sales, service and distribution facility. As a result, the newly renovated Property does not have a representative leasing history.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

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	ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Property Acquired

The Company is not filing the financial statements of the Property because the leasing history of the Property is not representative of its future operations.

(b) Unaudited Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated as of July 18, 2025, by and between MDRR XXV Depositor 1, LLC and Farmers and Merchants Bank of Long Beach
10.2	Continuing Guaranty, dated as of July 18, 2025, by Medalist Diversified REIT, Inc. in favor of Farmers and Merchant Bank of Long Beach
10.3	Continuing Guaranty, dated as of July 18, 2025, by Medalist Diversified Holdings, LP in favor of Farmers and Merchant Bank of Long Beach
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: July 18, 2025	By:	/s/ C. Brent Winn, Jr.
C. Brent Winn, Jr.
Chief Financial Officer